                                                                   EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                            Dated as of June 30, 1998

                                      Among

                             STERLING NATIONAL BANK

                                  AS THE LENDER

                                       and

                           GENERAL CREDIT CORPORATION

                                       and

                            G.S. CAPITAL CORPORATION

                                AS THE BORROWERS



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                                TABLE OF CONTENTS

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
INTERPRETATION OF THIS AGREEMENT...........................................................  1
         1.1      Definitions..............................................................  1
         1.2      Accounting Terms......................................................... 10
         1.3      Other Terms.............................................................. 10

UNCOLLECTED FACILITY....................................................................... 11
         2.1      Drawings................................................................. 11
         2.2      Intraday Overdrafts...................................................... 11
         2.3      Cash Delivery............................................................ 12
         2.4      Item Delivery............................................................ 13

INTEREST AND OTHER CHARGES................................................................. 14
         3.1      Interest................................................................. 14
         3.2      Maximum Interest Rate.................................................... 14
         3.3      Fee at Closing........................................................... 15

PAYMENTS AND PREPAYMENTS................................................................... 15
         4.1      Intraday Overdrafts...................................................... 15
         4.2      Place and Form of Payments; Extension of Time............................ 16
         4.3      Application and Reversal of Payments..................................... 16
         4.4      INDEMNITY FOR RETURNED PAYMENTS.......................................... 16

LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS............................................. 17

TAXES...................................................................................... 17
         6.1      Payment and Indemnity.................................................... 17
         6.2      Survival................................................................. 18

COLLATERAL................................................................................. 18
         7.1      Grant of Security Interest............................................... 18
         7.2      Perfection and Protection of Security Interest........................... 18
         7.3      Location of Collateral................................................... 19
         7.4      Title to, Liens on, and Sale and Use of Collateral....................... 19
         7.5      Appraisals............................................................... 20
         7.6      Access and Examination................................................... 20
         7.7      Collection of Accounts; Payments......................................... 20
         7.8      Assigned Contracts....................................................... 21
         7.9      Documents, Instruments, and Chattel Paper................................ 21
         7.10     Right to Cure............................................................ 21
         7.11     Power of Attorney........................................................ 22
         7.12     Lender's Rights, Duties, and Liabilities................................. 22

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.......................................... 22



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
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
         8.1      Books and Records........................................................ 22
         8.2      Financial Information.................................................... 23
         8.3      Notices to Lender........................................................ 23

GENERAL WARRANTIES AND REPRESENTATIONS......................................................25
         9.1      Authorization, Validity, and Enforceability of this Agreement and the
                  Loan Documents........................................................... 25
         9.2      Validity and Priority of Security Interest............................... 25
         9.3      Organization and Qualification........................................... 25
         9.4      Corporate Name; Prior Transactions....................................... 25
         9.5      Subsidiaries and Affiliates.............................................. 26
         9.6      Solvency................................................................. 26
         9.7      Debt..................................................................... 26
         9.8      Adequate Assets.......................................................... 26
         9.9      Litigation............................................................... 26
         9.10     Restrictive Agreements................................................... 26
         9.11     No Violation of Law...................................................... 26
         9.12     ERISA Compliance......................................................... 27
         9.13     Taxes.................................................................... 27
         9.14     Use of Proceeds.......................................................... 27
         9.15     Broker's Fees............................................................ 28
         9.16     No Material Adverse Change............................................... 28
         9.17     Disclosure............................................................... 28
         9.18     Customer List............................................................ 28

AFFIRMATIVE AND NEGATIVE COVENANTS......................................................... 28
         10.1     Taxes and Other Obligations.............................................. 28
         10.2     Corporate Existence and Good Standing.................................... 28
         10.3     Compliance with Law and Agreements....................................... 28
         10.4     Maintenance of Property and Insurance.................................... 29
         10.5     ERISA.................................................................... 29
         10.6     Mergers, Consolidations, Acquisitions, or Sales.......................... 29
         10.7     Distributions; Capital Changes........................................... 29
         10.8     Transactions Affecting Collateral or Obligations......................... 29
         10.9     Working Capital.......................................................... 29
         10.10    GCC Account Minimum Balances............................................. 29
         10.11    GCC Account Current Balances............................................. 30
         10.12    GSC Account Minimum Balances............................................. 30
         10.13    Problem Items............................................................ 30
         10.14    Amounts Due from Agents.................................................. 30
         10.15    Management............................................................... 30
         10.16    Limitation on Loans to Gerald Nimberg.................................... 30
         10.17    Borrowers' Accounts; Other Accounts...................................... 30
         10.18    Guaranties............................................................... 30
         10.19    Debt..................................................................... 30
         10.20    Prepayment............................................................... 30



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


         10.21    Minimum EBITDA........................................................... 30
         10.22    Business Conducted....................................................... 31
         10.23    Liens.................................................................... 31
         10.24    Further Assurances....................................................... 31

CLOSING; CONDITIONS TO CLOSING............................................................. 31
         11.1     Conditions Precedent on the Closing Date................................. 31
         11.2     Conditions Precedent to Each Drawing or Intraday Overdraft............... 32

DEFAULT  .................................................................................. 33
         12.1     Events of Default........................................................ 33

REMEDIES .................................................................................. 35

TERM AND TERMINATION....................................................................... 36

MISCELLANEOUS.............................................................................. 36
         15.1     Cumulative Remedies; No Prior Recourse to Collateral..................... 36
         15.2     No Implied Waivers....................................................... 37
         15.3     Severability............................................................. 37
         15.4     Governing Law; Choice of Forum; Service of Process; Jury Trial
                  Waiver; Waivers.......................................................... 37
         15.5     Survival of Representations and Warranties............................... 38
         15.6     Other Security and Guaranties............................................ 38
         15.7     Fees and Expenses........................................................ 39
         15.8     Notices.................................................................. 39
         15.9     Indemnification.......................................................... 40
         15.10    Waiver of Notices........................................................ 41
         15.11    Binding Effect; Assignment............................................... 41
         15.12    Modification............................................................. 41
         15.13    Counterparts............................................................. 42
         15.14    Captions................................................................. 42
         15.15    Right of Set-Off......................................................... 42
         15.16    Participating Lender's Security Interests................................ 42
         15.17    Joint and Several Liability.............................................. 42




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                  LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of
June 30, 1998, by and among STERLING NATIONAL BANK, a national banking association organized under the laws of the United States of America, with offices at 430 Park Avenue, New York, New York 10022-3505 (the "LENDER"); GENERAL CREDIT CORPORATION ("GCC"), a Delaware corporation with executive offices at 370 Lexington Avenue, New York, New York 10017; and G.S. CAPITAL CORPORATION ("GSC"), a Delaware corporation and a wholly-owned subsidiary of GCC, with executive offices at 370 Lexington Avenue, New York, New York 10017 (GCC and GSC, individually, a "BORROWER", and collectively, the "BORROWERS").

                               W I T N E S S E T H

                  WHEREAS, the Borrowers are in the business of purchasing third-party checks and other Items, as defined herein, for cash, and GSC is a wholly-owned subsidiary of GCC, and

                  WHEREAS, GCC agrees to maintain the GCC Account, as defined herein, with the Lender, and GSC agrees to maintain the GSC Account, as defined herein, with the Lender, into which Accounts all Items will be deposited for collection, and GSC agrees to authorize and GCC agrees to permit the transfer of funds from the GSC Account into the GCC Account as provided herein, and

                  WHEREAS, in order to engage in their respective activities the Borrowers will from time to time require cash in excess of the available funds in the GCC Account and the GSC Account, and for that purpose have requested that the Lender make available to them a revolving line of credit in an amount not to exceed $3,600,000, attached to the GCC Account, in the form of an Uncollected Facility, as such term is defined herein, and

                  WHEREAS, the Lender is willing to provide such a facility, subject to the condition that all Items purchased by GCC and GSC be deposited in the GCC Account and the GSC Account, respectively, and certain other terms and conditions as recited herein;

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

         1.       INTERPRETATION OF THIS AGREEMENT.

                  1.1      DEFINITIONS.  As used herein:

                  "ACCOUNTS" means the GCC Account and the GSC Account.

                  "AGREEMENT" means this Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.



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                  "ASSIGNED CONTRACTS" means, collectively and to the maximum extent assignment thereof is permitted, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower and any other material contracts and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing agreements; to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (c) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "BANK DEPOSIT AGREEMENT" means each Bank Deposit Agreement, in the form attached hereto as Exhibit A, executed by a Borrower in conjunction with the Accounts.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. ss. 101 ET SEQ.).

                  "BASE RATE MARGIN" means 3.25% per annum.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed.

                  "CASH DELIVERY" means the delivery of cash by the Lender (or another Person designated by the Lender) to the Delivery Agent for delivery to GCC for use in its business, for which the GCC Account will be debited by Lender.

                  "CDC" means the Coin Devices Corporation.

                  "CLOSING DATE" means the date of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" has the meaning given to such term in SECTION
7.1.

                  "COLLATERAL AGENT" means the Servicing Agent, or any other Person designated by the Lender as Collateral Agent, to the extent that it is holding Items pending delivery to the Lender for deposit in the Accounts.

                  "COLLECTED BALANCE" means the Current Balance less all Items for which final credit has not been given by the Lender, if a positive number.

                  "CURRENT ASSETS" means at any date the amount at which the current assets of the Borrowers would be shown on a consolidated balance sheet of the Borrowers as at such date, prepared in accordance with GAAP.




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                  "CURRENT BALANCE" means the total funds on deposit in the GCC
Account or the GSC Account at any time, without regard to whether such funds are collected or available for withdrawal.

                  "CURRENT LIABILITIES" means at any date the amount at which the current liabilities of the Borrowers would be shown on a consolidated balance sheet of the Borrowers as at such date, prepared in accordance with GAAP.

                  "CUSTOMER" means any Person who, for consideration, has endorsed to either Borrower, in the ordinary course of its business, an Item payable to such Person and drawn upon another Person.

                  "DAILY LIMIT" has the meaning given to such term in SECTION 2.2(B).

                  "DEBT" means all liabilities, obligations and indebtedness of either Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing, the Obligations.

                  "DEFAULT" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

                  "DELIVERY AGENT" means any Person as may be selected by Borrower and acceptable to Lender, in accordance with Section 2.4, for the delivery of cash from the Lender to the Borrowers.

                  "DELIVERY DATE" means the date on which a Cash Delivery occurs.

                  "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

                  "DOUBLE ENDORSEMENT AGREEMENT" means each Double Endorsement Agreement, in the form attached hereto as EXHIBIT B, executed by each Customer in favor of the Lender in accordance with Section 8.3(i).

                  "DRAWING" means any amount withdrawn from the GCC Account in excess of the Collected Balance.

                  "DRAWING CONDITIONS" has the meaning set forth in Section 2.1(b).



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                  "EBITDA" means the consolidated net income of GCC and its
Subsidiaries (determined in accordance with GAAP) PLUS (to the extent deducted in computing such consolidated net income) the sum of income tax expense, interest expense, depreciation and amortization expense, and any non-cash charges or non-cash losses, MINUS (to the extent added in computing consolidated net income) any interest income and any non-cash gains.

                  "EQUIPMENT" means, with respect to either Borrower, all of such Borrower's now owned and hereafter acquired, office equipment, furniture, furnishings, fixtures, and other tangible personal property, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means, with respect to either Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 12.1.

                  "FISCAL YEAR" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 1998.



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                  "FRAUD GUARANTOR" means each of Gerald Nimberg and Irwin
Zellermaeir.

                  "FRAUD GUARANTY" means that certain Fraud Guaranty of even date herewith executed by the Fraud Guarantors in favor of the Lender.

                  "GAAP" means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

                  "GCC ACCOUNT" means that certain demand deposit account no. __________ established by GCC with the Lender for (a) the deposit of Items, (b) transfers from the GSC Account, and (c) any other deposits.

                  "GSC ACCOUNT" means that certain demand deposit account no. _________ established by GSC with the Lender for the deposit of Items and any other deposits.

                  "GUARANTY" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; (c) to lease Property or to purchase any debt or equity securities or other Property or services.

                  "INTRADAY OVERDRAFT" means any amount drawn on the GCC Account when the Current Balance therein is less than or equal to zero, in accordance with Section 2.2 hereunder.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "ITEMS" means third-party checks, drafts and other negotiable instruments acquired by the Borrowers and deposited in the either of the Accounts, for which final credit has not yet been given by the Lender.

                  "LIEN" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.



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                  "LINKS COURT" means Links Court #1 Associates.

                  "LINKS COURT LOANS" means the loan evidenced by a loan agreement between Links Court and GCC dated June 29, 1998, with an initial balance of $2.0 million, to be reduced in accordance with SCHEDULE A hereto, so that any reference herein to the Links Court Loans shall be understood to refer to the balance outstanding as of the date referenced.

                  "LOAN DOCUMENTS" means this Agreement, the Fraud Guaranty, the Double Endorsement Agreements, the Bank Deposit Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

                  "MAXIMUM RATE" has the meaning specified in SECTION 3.3.

                  "MAXIMUM UNCOLLECTED AMOUNT" means at any time, in the aggregate for the Borrowers, $3,600,000.

                  "MULTIEMPLOYER PLAN" means a multiemployer as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

                  "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by the Borrowers to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in either Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses and fees, attorneys' fees as provided herein, filing fees, premiums and other expenses related to insurance, and any other sums chargeable to either Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender.

                  "OPENING UNCOLLECTED BALANCE" means the Uncollected Balance in an Account at the beginning of a Business Day, prior to any transactions in such Account.

                  "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.



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                  "PARTICIPATING LENDER" means any Person who shall have been granted the right by the Lender to participate in the Uncollected Facility or any extension of credit made under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which either Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

                  "PERMITTED LIENS" means: (a) Liens granted by the Borrowers in favor of the Lender; and (b) Liens granted by the Borrowers in favor of Links Court in connection with the Links Court Loans.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which either Borrower or an ERISA Affiliate sponsors or maintains or to which either Borrower or an ERISA Affiliate of such Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PROBLEM ITEMS" means all Items which, as of the end of any month, have been presented for payment and dishonored, to the extent not finally collected as of the end of that month, along with all Items the payment of which is in litigation or otherwise disputed, to the extent that such Items were not reserved for in the Borrowers' financial statements as of December 31, 1997.

                  "PROCEEDS" means all proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.



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



                  "PUBLIC AUTHORITY" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                  "RECEIVABLES" means, with respect to either Borrower, all of such Borrower's now owned and hereafter arising or acquired: accounts (whether or not earned by performance), with any of its Customers and any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any account; proceeds of any letters of credit naming such Borrower as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to such Borrower from or with respect to any Plan) and all forms of obligations owing to such Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by such Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by such Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

                  "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REQUIREMENT OF LAW" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

                  "RETAINER LETTER" means that certain letter from the Lender to Rogers & Wells dated May 22, 1998, appended hereto as EXHIBIT C.

                  "REVERSIONS" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

                  "SEC" means the Securities and Exchange Commission or any successor agency.

                  "SECURITY INTEREST" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

                  "SERVICING AGENT" means FiServ Corporation, or such other entity as the Lender may from time to time designate as its servicing agent for the receipt and processing of Items.

                  "SOLVENT" means, when used with respect to any Person, that:
(a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for



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



the business in which it is engaged or for any business or transaction in which it is about to engage.

                  "STATED TERMINATION DATE" means June 30, 1999.

                  "STERLING NATIONAL BANK BASE RATE" means the rate of interest determined from time to time by the Lender as its base rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or below such announced rate. Any changes in the Sterling National Bank Base Rate shall take effect on the day specified for such change. The Sterling National Bank Base Rate in effect on the date hereof is eight and one-half percent (8 1/2%).

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower.

                  "TAXES" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "UNCOLLECTED BALANCE" means the Current Balance less all Items for which final credit has not been given by the Lender, if a negative number.

                  "UNCOLLECTED FACILITY" has the meaning specified in SECTION 2.

                  "UNUSED LINE" means, on any Business Day, the Maximum Uncollected Amount minus the final Uncollected Balance in the GCC Account on that Business Day, and on any other day, the Maximum Uncollected Balance minus the final Uncollected Balance in the GCC Account on the immediately preceding Business Day.

                  "UNUSED LINE FEE" has the meaning specified in SECTION 3.1(C).

                  "WORKING CAPITAL" at any date means Current Assets MINUS Current Liabilities.

                  1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the financial covenants, restrictions or standards or definitions of terms used therein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner reasonably acceptable to the Borrowers and the Lender, so as to reflect such change in GAAP.

                  1.3 OTHER TERMS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section and Schedule references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

         2.       UNCOLLECTED FACILITY.

                  Subject to all of the terms and conditions of this Agreement, the Lender shall make available an Uncollected Facility attached to the GCC Account up to the Maximum Uncollected Amount for Borrowers' use from time to time during the term of this Agreement. The Uncollected Facility shall consist of Drawings and Intraday Overdrafts, as those terms are defined herein. Notwithstanding that only GCC may utilize the Uncollected Facility, GSC remains at all times jointly and severally liable with GCC for all amounts due hereunder.

                  2.1      DRAWINGS.

                           (a) The Lender shall, from time to time until, but
not including, the Stated Termination Date, permit Drawings in the GCC Account on a Business Day up to the Maximum Uncollected Amount, provided that on any such Business Day the Drawing Conditions, as defined in Section 2.1(b), have been satisfied prior to any such Drawing. The Lender, in its discretion, may permit GCC to incur Drawings exceeding the Maximum Uncollected Amount, or without first satisfying the Drawing Conditions, on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have waived the Drawing Conditions, changed the Maximum Uncollected Amount, or otherwise changed the terms of the Uncollected Facility, and shall not be obligated to waive any such conditions on any other occasion.

                           (b) The term "Drawing Conditions" means, with respect
to any Business Day, that as conditions precedent to any Drawings, i) the Current Balance in the GSC Account shall be in compliance with Section 10.12, and ii) the entire Collected Balance in the GSC Account shall have been transferred to the GCC Account.

                           (c) Once the Drawing Conditions have been satisfied
on any Business Day, GCC may on that Business Day make Drawings aggregating up to 100 percent of the Current Balance in the GCC Account, provided, however, that the sum of the total of such Drawings and the Opening Uncollected Balances in the Accounts does not exceed the Maximum Uncollected Amount. The making of any Drawings shall conclusively establish the obligation of the Borrowers to repay such Drawings as provided herein.

                  2.2.  INTRADAY OVERDRAFTS

                           (a) Subject to Section 4.1(a), and if the Current
Balance in the GCC Account is equal to zero during any Business Day, after compliance with the Drawing Conditions and the making of Drawings up to the maximum permitted under Section 2.1, GCC may request Intraday Overdrafts, according to the procedure set forth in this Section 2.2.

                           (b) DAILY INTRADAY OVERDRAFT LIMITATIONS.
Notwithstanding the Borrowers' Uncollected Facility on any Business Day or any other provision contained herein, the

Lender shall only be required to make, and the Borrowers shall only be entitled to receive, an aggregate amount of Intraday Overdrafts less than or equal to $1,000,000 (the "DAILY LIMIT") during such Business Day, to be provided as follows:

                           (i) GCC initially may incur one or more Intraday Overdrafts in any amount, subject to the Daily Limit, provided that the total of such Intraday Overdrafts does not exceed $350,000 (the "First Draw Limit"); and provided further, that the sum of such Intraday Overdrafts plus the Drawings, plus the total Opening Uncollected Balances in the Accounts does not exceed the Maximum Uncollected Amount. When the First Draw Limit has been reached, GCC is required to deposit not less than $350,000 of Items (the "First Replenishment") and may not make or incur any further Intraday Overdrafts until the First Replenishment has been made.

                           (ii) Once the First Replenishment has been made, GCC may incur one or more Intraday Overdrafts in any amount, subject to the Daily Limit, provided that the total of such Intraday Overdrafts does not exceed $350,000 (the "Second Draw Limit"); and provided further, that the sum of such Intraday Overdrafts plus the Drawings, plus the First Replenishment, plus the total Opening Uncollected Balances in the Accounts does not exceed the Maximum Uncollected Amount. When the Second Draw Limit has been reached, GCC is required to deposit not less than $350,000 of Items (the "Second Replenishment") and may not make or incur any further Intraday Overdrafts until the Second Replenishment has been made.

                           (iii) Once the Second Replenishment has been made, GCC may incur one or more Intraday Overdrafts in any amount, subject to the Daily Limit, provided that the total of such Intraday Overdrafts does not exceed $300,000 (the "Third Draw Limit"); and provided further, that the sum of such Intraday Overdrafts plus the Drawings, plus the First Replenishment, plus the Second Replenishment, plus the total Opening Uncollected Balances in the Accounts does not exceed the Maximum Uncollected Amount. When the Third Draw Limit has been reached, GCC is required to deposit not less than $300,000 of Items and may not make or incur any further Intraday Overdrafts on that Business Day.

         2.3      CASH DELIVERY.

                           (a) NOTICE OF DELIVERY.

                           (i) Each Cash Delivery shall be made upon GCC's
irrevocable written notice, delivered to the Lender in a form acceptable to the Lender (a "NOTICE OF DELIVERY"), which must be received by the Lender at least 24 hours (New York time) before the requested Delivery

Date, specifying the amount of the Cash Delivery and the requested Delivery Date, which shall be a Business Day.

                           (ii) In lieu of delivering the above-described Notice
of Delivery, GCC may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours after the giving of such notice, but the Lender shall be entitled to rely on the telephonic notice in making or authorizing such Cash Deliveries.

                           (b) CASH DELIVERY PROCEDURE. Each Cash Delivery shall
be made in accordance with one of the following procedures:

                           (i) GCC shall cause an armored courier, acting as
Delivery Agent, to pick up such Cash Delivery at CDC.

                           (ii) GCC shall cause its employees or agents, acting
as Delivery Agent, to pick up such Cash Delivery at CDC.

                           (iii) As permitted by Lender and subject to its
direction, GCC shall cause the Delivery Agent to pick up such Cash Delivery at a branch or other office of Lender, as Lender may direct.

                           (c) Each Borrower hereby authorizes and instructs
Lender, CDC or any other Person designated by Lender, to deliver funds in respect of each Cash Delivery to Delivery Agent, which shall at all times act solely as agent for Borrowers and at Borrowers' sole risk and expense.

         2.4      ITEM DELIVERY.

                           (a) PROCEDURE FOR ITEM DELIVERY.

                               (i) Each Borrower hereby confirms that any and
all Items shall be duly endorsed to Lender immediately upon receipt by Borrower and, in any event, prior to delivery thereof to the Collateral Agent or Lender for deposit into the GCC Account or the GSC Account.

                               (ii) All Items in the possession of either
Borrower shall be duly delivered to the Collateral Agent or to Lender as soon as practicable.

                               (iii) Upon delivery to the Collateral Agent, each
Item shall be deemed to be in the possession of Lender, with the Collateral Agent acting as agent of Lender for this purpose, and the Lender shall have a security interest therein until such Item has been duly received by Lender and deposited to the GCC Account; provided, however, that no Item shall be deemed to be a deposit unless and until received by Lender at an authorized banking office and duly credited to the GCC Account.

         3.       INTEREST AND OTHER CHARGES.

                  3.1      INTEREST.

                           (a) Obligations (including on any Business Day the
final Uncollected Balance in the GCC Account and on any other day, the final Uncollected Balance in the GCC Account on the immediately preceding Business
Day) shall bear interest (not to exceed the Maximum Rate as defined in Section
3.2 below) at a fluctuating per annum rate equal to the Sterling National Bank Base Rate plus the Base Rate Margin; provided, however, that, on any Business Day and thereafter, no interest shall be charged on any portion of the Uncollected Balance representing Items with respect to which Lender is required to make funds available to Borrowers as of that Business Day, in accordance with any applicable Requirement of Law (and without regard to when such funds are actually available). Notwithstanding the foregoing, if any such Item is thereafter dishonored by any payor bank or transmitting bank, as those terms are defined in the UCC, the amount thereof shall be added back to the Uncollected Balance as of the date such funds were made available by the Lender with respect to such Item. All other Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash.

                           Each change in the Sterling National Bank Base Rate
shall be reflected in the interest rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

                           (b) If any Event of Default occurs, then, from the
date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrowers will pay interest (including the margin applicable thereto) on the unpaid principal balances of the Loans at a per annum rate five percent (5%) greater than otherwise specified herein for interest.

                           (c) UNUSED LINE FEE. For every month during the term
of this Agreement, the Borrowers shall pay to the Lender a fee (the "UNUSED LINE FEE") in an amount equal to three-eighths of one percent (0.375%), MULTIPLIED BY the average of the daily Unused Lines, multiplied by the number of days in that month and divided by three hundred sixty (360). The Unused Line Fee shall be payable to the Lender on the first day of each month with respect to the prior month, and on the Stated Termination Date, and shall be part of the Obligations and automatically charged to the GCC Account if not otherwise paid by Borrowers.

                           (d) PAYMENT OF INTEREST. To the extent that any
amount due in respect of interest is not otherwise paid by the Borrowers, that amount shall be part of the Obligations and shall be charged to the GCC Account.

                  3.2 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "MAXIMUM RATE"). If, at any time, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate shall be the Maximum Rate, and, if in future periods, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund such excess to the Borrowers.

                  3.3 FEE AT CLOSING. The Borrowers will pay to the Lender a fee in the amount of $72,000 (the "Closing Fee"), which shall be deemed to be earned by the Lender as of the Closing Date. As a convenience to the Borrowers, the Lender hereby agrees that the Borrowers may pay the Closing Fee in equal instalments, consisting of $18,000 due and payable on the Closing Date, receipt of which is hereby acknowledged, and $18,000 due and payable quarterly thereafter, to wit, on October 1, 1998, January 1, 1999, and April 1, 1999. Lender and each Borrower agree that the unpaid amount of the Closing Fee at any time shall be part of the Obligations and shall be charged to the GCC Account, to the extent not otherwise paid by Borrowers.

         4.       PAYMENTS AND PREPAYMENTS.

                  4.1      INTRADAY OVERDRAFTS.

                  a) The Borrowers shall repay the full amount of any and all Intraday Overdrafts by the end of the Business Day in which such Intraday Overdrafts are incurred. In the event that any amount in respect of an Intraday Overdraft remains outstanding at the end of any Business Day for any reason whatsoever, the Lender's obligations under this Agreement shall immediately and automatically terminate. The Lender may, at its sole discretion, waive this requirement by an express writing (the "Waiver"); provided, however, that such Waiver shall be effective only for the Business Day with respect to which it is issued. Notwithstanding the giving of a Waiver, the Borrower's failure to repay an Intraday Overdraft by the end of the Business Day shall be deemed to be an Event of Default.

                  b) The Borrowers shall be required to immediately repay any Intraday Overdraft, to the extent such Intraday Overdraft exceeds one or both of the Maximum Uncollected Amount and the Daily Limit at such time.

                  4.2 PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME. Borrowers hereby agree that Lender may debit the GCC Account or the GSC Account for any amount due from either Borrower to Lender in respect of principal, interest, premium, or any other Obligation. If any payment of principal, interest, premium, or other Obligation to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

                  4.3 APPLICATION AND REVERSAL OF PAYMENTS. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Obligations, and each Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

                  4.4 INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY AMOUNT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT (AS A RESULT OF A FORGED ENDORSEMENT, FRAUDULENT MAKER OR OTHERWISE), SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, AN IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, VIOLATES OR IS DEEMED TO VIOLATE ANY APPLICABLE REQUIREMENT OF LAW, OR FOR ANY OTHER REASON, OR IF THE LENDER HAS CREDITED THE AMOUNT OF AN ITEM TO THE GCC ACCOUNT OR THE GSC ACCOUNT BECAUSE OF A REQUIREMENT OF LAW OR OTHERWISE AND SUCH CREDIT IS THEREAFTER REVERSED BECAUSE THE DRAWEE OF SUCH ITEM DISHONORS IT, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this
SECTION 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this SECTION 4.4 shall survive the termination of this Agreement.

         5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. Each Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute PRIMA FACIE proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on each Borrower and as an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.3 and corrections of errors discovered by the Lender), unless either Borrower notifies the Lender in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by either Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

         6.       TAXES

                  6.1      PAYMENT AND INDEMNITY.

                           (a) Any and all payments by the Borrowers to the
Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                           (b) Each Borrower agrees to indemnify and hold
harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                           (c) If either Borrower shall be required by law to
deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                               (i) the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                               (ii) such Borrower shall make such deductions and
withholdings;

                               (iii) such Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                               (iv) such Borrower shall also pay to the Lender
at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                           (d) Within 30 days after the date of any payment by
either Borrower of Taxes or Other Taxes, such Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

                  6.2 SURVIVAL. The agreements and obligations of the Borrowers in this SECTION 6 shall survive the payment of all other Obligations.

         7.       COLLATERAL.

                  7.1      GRANT OF SECURITY INTEREST.

                           (a) As security for the Obligations, each Borrower
hereby grants to the Lender a continuing security interest in, lien on, and assignment of all of the Property of such Borrower including, without limitation: (i) all Receivables, Equipment, Assigned Contracts, wherever located and whether now existing or hereafter arising or acquired; (ii) all Items, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of such Borrower's deposit accounts, credits, and balances with the Lender and all claims of such Borrower against the Lender at any time existing; (iii) all of such Borrower's deposit accounts with any financial institutions with which such Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Equipment, Assigned Contracts, Proceeds, and other property referred to above (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "COLLATERAL"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws. Items shall be deemed to constitute Collateral upon delivery by a Borrower to the Collateral Agent, and shall continue as such until duly deposited in either of the Accounts.

                           (b) All Obligations shall constitute a single loan
secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

                  7.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. Each Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and filing financing or continuation statements, and amendments thereof, all in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) placing notations on such Borrower's books of account to disclose the Security Interest; (d) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (e) delivering to the Lender all letters of credit on which such Borrower is named beneficiary; and (f) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without either Borrower's signature, one or more financing statements disclosing the Security Interest. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any bailee or agent of a Borrower, then such Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. From time to time, each Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but a Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral.

                  7.3 LOCATION OF COLLATERAL. Each Borrower represents and warrants to the Lender that: (a) it shall designate and maintain (on behalf of and as agent for Lender) a secure area of its premises where such Borrower shall hold any and all Items in trust as Collateral and for the sole account of Lender until such time as such Items shall be deposited into either of the Accounts;
(b) EXHIBIT D is a correct and complete list of each Borrower's chief executive office, the location of its books and records, the locations of the Collateral and the locations of all of its other places of business and (c) EXHIBIT D correctly identifies any of such facilities and locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sub- lessors of, and, to the best of such Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not maintain any Collateral at any location other than those listed on EXHIBIT D, and it will not otherwise change or add to any of such locations, unless it gives the Lender at least 30 days' prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith. Each Borrower agrees that, upon request of the Lender, it shall designate one or more of its employees, who is or are acceptable to the Lender, who shall be responsible for placing Items promptly within the secure area described above and who for that purpose will be deemed to be acting as agents of the Lender.

                  7.4 TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Borrower represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrowers free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in (b) of the definition of Permitted Liens; (c) each Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; (d) upon the Lender's request, Accounts due from the United States or any agency or department of the United States shall be duly assigned to the Lender in full compliance with the Federal Assignment of Claims Act (31 U.S.C.A. ss. 3727 ET SEQ.); and (e) no Borrower will, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or any portion thereof. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  7.5 APPRAISALS. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Lender requests, each Borrower shall, at its expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser satisfactory to Lender.

                  7.6 ACCESS AND EXAMINATION. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrowers' records, files, and books of account, including such of the above as may be in the possession of accountants, attorneys, custodians or agents of either Borrower, and to the Collateral, and may discuss the Borrowers' affairs with the Borrowers' officers and management and with any such accountants, attorneys, agents or other Persons as appropriate. Each Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for such Borrower. The Lender may, at any time and at the Borrowers' expense, make copies of all of such Borrower's books and records, or require the Borrowers to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrowers' personnel and supplies as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

                  7.7      COLLECTION OF ACCOUNTS; PAYMENTS.

                           (a) Until the Lender notifies either Borrower to the
contrary, each Borrower shall make collection of all Items and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender or the Servicing Agent in their original form duly endorsed in blank or deposit them into a payment account established at the Lender's request, as the Lender may direct. If the Lender requests, the Borrowers shall establish with Lender a lock-box service for collections of Items and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, each Borrower shall instruct all of its Customers to make all payments directly to the address established for such service. If, notwithstanding such instructions, either Borrower receives any Proceeds, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a payment account, as the Lender may direct. All collections received in any such lock box or payment account or directly by either Borrower or the Lender, and all funds in any payment account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the GCC Account. At the Lender's request, each Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which Items or payments are received.

                           (b) All Items and other payments received by the
Lender for deposit to the GCC Account, including Proceeds of other Collateral, will be the Lender's sole property until deposited to the GCC Account and will be credited against outstanding Obligations (conditional upon final collection and subject to other conditions and priorities of payment as provided herein) upon the Lender's receipt and deposit of such funds.

                  7.8 ASSIGNED CONTRACTS. Each Borrower shall fully and timely perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, PROVIDED, HOWEVER, that no Borrower shall take any action or fail to take any action with respect to such other Assigned Contracts that would result in a waiver or other loss of any material right or remedy of such Borrower thereunder. All such obligations of either Borrower shall be and remain enforceable only against a Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrowers shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release either Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

                  7.9 DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and (b) all signatures and endorsements thereon, are and will be complete, valid, and genuine.

                  7.10 RIGHT TO CURE. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of either Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against such Borrower, any insurance premium, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this SECTION 7.10 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the GCC Account and shall become part of the Obligations. The Lender may make all such payments according to any bill, statement or estimate received without inquiring into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Any payment made or other action taken by the Lender under this SECTION

7.10 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                  7.11 POWER OF ATTORNEY. Each Borrower hereby appoints the Lender and the Lender's designees as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession;
(b) to sign such Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of either Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to either Borrower; (d) to send requests for verification of Items to Customers; (e) to file forms required to perfect a security interest under the UCC and (f) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  7.12 LENDER'S RIGHTS, DUTIES, AND LIABILITIES. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrowers' sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release either Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from either Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of either Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and either Borrower.

         8.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

                  8.1 BOOKS AND RECORDS. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Receivables; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Problem Items or Assigned Contracts; and (c) all other dealings affecting the Collateral.

                  8.2 FINANCIAL INFORMATION. Each Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, each Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

                           (a) A copy of each 10Q and 10K filed by or on behalf
of GCC and GSC, which shall be filed timely with the SEC, promptly upon such filing.

                           (b) Within 90 days following the last Business Day of
the Borrowers' Fiscal Year, (i) consolidated and consolidating balance sheets and income statements for GCC and all its Subsidiaries, prepared by a certified public accountant acceptable to the Lender, with an unqualified opinion with respect thereto; and (ii) a statement issued by such accountant that, based upon its examination of Borrowers' books and records, Borrowers are in compliance with the conditions set forth in SECTIONS 10.7, 10.9, 10.13, 10.16, 10.17, 10.19 and, to the best of such accountant's knowledge, SECTION 10.21.

                           (c) Such additional information as the Lender may
from time to time reasonably request regarding the financial and business affairs of such Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

                  8.3 NOTICES TO LENDER. Each Borrower shall notify the Lender in writing of the following matters at the following times:

                           (a) Immediately after becoming aware of the existence
of any Default or Event of Default.

                           (b) Immediately after becoming aware of any material
adverse change in either Borrower's Property, business, operations, or condition (financial or otherwise).

                           (c) Immediately after becoming aware of any pending
or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or either Borrower's Property, business, operations, or condition (financial or otherwise).

                           (d) Immediately after becoming aware of any violation
of any law, statute, regulation, or ordinance of a Public Authority applicable to either Borrower, any

Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or either Borrower's Property, business, operations, or condition (financial or otherwise).

                           (e) Thirty (30) days prior to either Borrower
changing its name or the address of its executive office.

                           (f) Immediately after becoming aware of any ERISA
Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after either Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by either Borrower to any Pension Plan to which such Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or either Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect such Borrower's Property, business, operation, or condition (financial or otherwise).

                           (g) Immediately upon becoming aware that Gerald
Nimberg: (i) will cease to act as President of either Borrower; or (ii) will cease to be responsible for the day to day senior level management of the Borrowers.

                           (h) Sixty (60) days prior to any amendment or
prepayment of the Links Court Loans.

                           (i) Prior to or coincident with presenting any Item
for deposit, a Double Endorsement Agreement duly executed by the Customer who has endorsed such Item, and promptly after the end of each month, updated through the end of such month, setting forth in alphabetical order the names of all Customers who have provided Double Endorsement Agreements.

                           (j) On the last Business Day of each calendar month,
a compliance certificate, executed by a duly authorized officer of such Borrower, stating that such Borrower has neither breached nor failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement.

                           (k) Promptly after the end of each month, a report of
all Problem Items outstanding at the end of that month.

Each notice given under this SECTION 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that such Borrower has taken or proposes to take with respect thereto.

         9.       GENERAL WARRANTIES AND REPRESENTATIONS.

                  Each Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied and this Agreement has terminated, that, except as hereafter disclosed to and accepted by the Lender in writing:

                  9.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with either Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each Borrower and constitute the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. The Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of either Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which such Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to such Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or any of its Subsidiaries.

                  9.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in SECTION 7.4 and enforceable against such Borrower and all third parties.

                  9.3 ORGANIZATION AND QUALIFICATION. Each of the Borrowers (a) is duly in corporated and organized and validly existing in good standing under the laws of the state of Delaware, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth opposite its name on EXHIBIT E, which are the only jurisdictions in which qualification is necessary in order for the applicable Borrower to own or lease its property and conduct its business, and (c) has all requisite power and authority to conduct its business and to own its Property.

                  9.4 CORPORATE NAME; PRIOR TRANSACTIONS. No Borrower or Fraud Guarantor has, during the past five years, been known by or used any other name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business.

                  9.5 SUBSIDIARIES. EXHIBIT E is a correct and complete list of the name and relationship to each Borrower of each and all of the Borrowers' Subsidiaries. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on EXHIBIT E, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on EXHIBIT E, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

                  9.6 SOLVENCY. GCC, GSC and their Subsidiaries, on a consolidated basis, are Solvent prior to, and after giving effect to, the transactions contemplated by this Agreement and the making or incurring of each Drawing.

                  9.7 DEBT. Such Borrower has no Debt, except the Obligations and the Links Court Loans.

                  9.8 ADEQUATE ASSETS. Each Borrower possesses adequate assets for the conduct of its business.

                  9.9 LITIGATION.

                  There is no pending or, to the best of each Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Fraud Guaranties, the Lender's rights under the Loan Documents, or either Borrower's Property, business, operations, or condition (financial or otherwise).

                  9.10 RESTRICTIVE AGREEMENTS. Neither of the Borrowers nor any Fraud Guarantor is a party to any contract or agreement, or is subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations which materially and adversely affects such Borrower's Property, business, operations, or condition (financial or otherwise).

                  9.11 NO VIOLATION OF LAW. Neither of the Borrowers nor any Fraud Guarantor is or will be in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it or such Person, including without limitation any employment or tax laws or laws applicable to currency transactions, which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or either Borrower's Property, business, operations, or condition (financial or otherwise).

                  9.12 ERISA COMPLIANCE. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                           (b) There are no pending or, to the best knowledge of
each Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on either Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on either Borrower's business or operations.

                           (c) (i) No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any unfunded pension liability;
(iii) neither either Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither either Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither either Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

                  9.13 TAXES. GCC, GSC and their Subsidiaries, and the Fraud Guarantors, have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

                  9.14 USE OF PROCEEDS. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Drawings and the Intraday Overdrafts) will violate or result in the violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Federal Reserve Board, 12 CFR, Chapter II. No Borrower owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or
G. None of the proceeds of the Drawings or the Intraday Overdrafts will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended. The Borrowers' uses of the proceeds of the Loans are, and will continue to be, legal and proper uses, duly authorized by the applicable Borrower's Board of Directors; such uses are, and will continue to be, consistent with all applicable laws and statutes, as in effect from time to time; and such uses are, and will continue to be, permitted pursuant to the terms of this Agreement.

                  9.15 BROKER'S FEES. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

                  9.16 NO MATERIAL ADVERSE CHANGE. No material adverse change has occurred in either Borrower's Property, business, operations, or condition (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

                  9.17 DISCLOSURE. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of either Borrower hereunder or in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  9.18 CUSTOMER LIST. Schedule 9.18 is a correct and complete list of the names of each Borrower's respective Customers as of the Closing Date and, with respect to each Customer on such list, as of the Closing Date, Borrowers have furnished to Lender a duly executed Double Endorsement Agreement.

         10. AFFIRMATIVE AND NEGATIVE COVENANTS. Each Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  10.1 TAXES AND OTHER OBLIGATIONS. Each Borrower and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER that such Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

                  10.2 CORPORATE EXISTENCE AND GOOD STANDING. Each Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

                  10.3 COMPLIANCE WITH LAW AND AGREEMENTS. Each Borrower and each of its Subsidiaries shall conduct its business, including any transactions with its Customers or other customers, in a manner which strictly complies with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it, including without limitation employment or tax laws or laws applicable to currency transactions, and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, and shall file timely any and all reports as may be required by any Public Authority, including without limitation any currency transaction report.

                  10.4 MAINTENANCE OF PROPERTY AND INSURANCE. Each Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required hereunder, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

                  10.5 ERISA. Each Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. Each Borrower shall cause each Plan to be administered in all respect in compliance with ERISA.

                  10.6 MERGERS, CONSOLIDATIONS, ACQUISITIONS, OR SALES. Neither either Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise (except as expressly otherwise permitted hereby) dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

                  10.7 DISTRIBUTIONS; CAPITAL CHANGES. Neither either Borrower nor any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution or make any change in its capital structure which could adversely affect the repayment of the Obligations.

                  10.8 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither either Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or either Borrower's ability to repay the Obligations.

                  10.9 WORKING CAPITAL. GCC, on a consolidated basis including all Subsidiaries, will maintain Working Capital of not less than $1,350,000 at all times.

                  10.10 GCC ACCOUNT MINIMUM BALANCES. GCC will maintain an average minimum quarterly Current Balance of not less than $1,250,000 in the GCC Account, which account is and shall continue to be maintained by GCC with the Lender, PROVIDED that in the event that such average quarterly Current Balance falls below $1,250,000, the Borrowers shall pay to Lender an amount equal to the product of (x) $1,250,000 MINUS the actual average Current Balance for such quarter and (y) the Sterling National Bank Base Rate in effect at the end of such quarter PLUS five percent (5%);

                  10.11 GCC ACCOUNT CURRENT BALANCES. The Current Balance of the GCC Account shall not be negative at the end of any Business Day.

                  10.12 GSC ACCOUNT MINIMUM BALANCES. On any day GSC shall maintain a minimum daily Current Balance of not less than the outstanding balance of the Links Court Loans on such day minus $300,000, in the GSC Account, which account is and shall continue to be maintained by GSC with the Lender;

                  10.13 PROBLEM ITEMS. Prior to July 31, 1998, total Problem Items shall not exceed $725,000, and thereafter shall not exceed $650,000;

                  10.14 AMOUNTS DUE FROM AGENTS. All amounts due from agents, consisting of funds advanced by Borrowers to agents less Items purchased by agents and delivered to either Borrower, shall be cleared on a weekly basis.

                  10.15 MANAGEMENT. Gerald Nimberg will continue to act as President of the Borrowers; or (ii) will continue to be responsible for the day to day senior level management of the Borrowers.

                  10.16 LIMITATION ON LOANS TO GERALD NIMBERG. Borrowers may extend loans to Gerald Nimberg; PROVIDED, that the amount of such loans, in the aggregate, shall not exceed $70,000.

                  10.17 BORROWERS' ACCOUNTS; OTHER ACCOUNTS. The Borrowers and any of their Subsidiaries, individually or together, will not maintain or establish any demand, deposit, checking or other type of account with any financial institution other than Lender.

                  10.18 GUARANTIES. Neither either Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender, endorsements of instruments for deposit and, in the ordinary course of business consistent with past practices, guaranties of the liabilities of another Borrower.

                  10.19 DEBT. Neither either Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; or (b) the Links Court Loans.

                  10.20 PREPAYMENT. Neither Borrower shall voluntarily prepay any Debt, except (i) the Obligations in accordance with their terms; and (ii) the Links Court Loans; PROVIDED, however, that such Borrower shall not prepay or agree to any amendment or modification of the Links Court Loan until Borrower has notified the Lender of its intention to make such prepayment or amendment in accordance with Section 8.3(h).

                  10.21 MINIMUM EBITDA. EBITDA shall not reflect a loss when determined at the end of Borrowers' Fiscal Year or at the end of any two (2) consecutive fiscal quarters.

                  10.22 BUSINESS CONDUCTED. Each Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which such Borrower and its Subsidiaries are engaged on the Closing Date.

                  10.23 LIENS. Neither Borrower nor any of their Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

                  10.24 FURTHER ASSURANCES. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         11. CLOSING; CONDITIONS TO CLOSING. The Lender will not be obligated to make the Uncollected Facility available on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to
Lender:

                  11.1     CONDITIONS PRECEDENT ON THE CLOSING DATE.

                           (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. Each
Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; each Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

                           (b) DELIVERY OF DOCUMENTS. Each Borrower shall have
delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                           (c) PAYMENT OF FEES AND EXPENSES. The Borrowers shall
have paid all fees and expenses of the Lender's internal and outside counsel and all other fees and expenses of the Lender incurred in connection with this Agreement and any of the other Loan Documents and the transactions contemplated hereby and thereby.

                           (d) REQUIRED APPROVALS. The Lender shall have
received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                           (e) NO MATERIAL ADVERSE CHANGE. There shall have
occurred no material adverse change in either Borrower's business or financial condition or in the Collateral since December 31, 1997, and the Lender shall have received a certificate of each Borrower's chief executive officer to such effect.

                           (f) PROCEEDINGS. All proceedings to be taken in
connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

                           (g) WARRANTS. GCC will execute and deliver to Lender
common stock purchase warrants (each a "WARRANT") representing the right to purchase, in the aggregate of 100,000 shares of the issued and outstanding capital stock of GCC at an exercise price of $2.25 per share, and in form and substance satisfactory to Lender as follows:

                                    (i) Warrants issued on the first Business
                           Day of January, 1999, representing the right to purchase 34,000 shares and expiring on the last Business Day of December, 2002;

                                    (ii) Warrants issued on the first Business
                           Day of January, 2000, representing the right to purchase 33,000 shares and expiring on the last Business Day of December, 2003; and

                                    (iii) Warrants issued on the first Business
                           Day of January, 2001, representing the right to purchase 33,000 shares and expiring on the last Business Day of December, 2004;

PROVIDED, HOWEVER, in the event that this Agreement is terminated at the request of the Borrowers or upon an event of Default prior to the issuance of Warrants representing the right to purchase, in the aggregate, 100,000 of such shares, the Borrowers shall immediately upon such termination execute and deliver to the Lender Warrants for the purchase of so many of the 100,000 shares as have not been covered by Warrants previously issued. In the event that the Lender terminates this Agreement (other than as a result of an Event of Default), prior to the issuance of Warrants representing the right to purchase, in the aggregate, 100,000 of such shares, the Borrowers shall not be required to issue additional Warrants, except to the extent that the Lender is entitled to receive such Warrants and they have not yet been issued.

                           (h) The Borrowers shall have paid to Rogers & Wells
LLP, Lender's Counsel, the fees and expenses incurred by Lender in connection with the preparation, negotiation and execution of this agreement to the extent that such fees and expenses exceed $10,000, in accordance with the Retainer Letter.

                  11.2 CONDITIONS PRECEDENT TO EACH DRAWING OR INTRADAY OVERDRAFT. The obligation of the Lender to permit each Drawing or Intraday Overdraft shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by either Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the

Lender of a certificate signed by the chief executive officer and chief financial officer of such Borrower, dated the date of such extension of credit, stating that:

                           (a) The representations and warranties contained in
this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by a Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                           (b) No Default or Event of Default has occurred and
is continuing, or would result from such extension of credit.

         12.      DEFAULT.

                  12.1 EVENTS OF DEFAULT. It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

                           (a) any failure to make payment of principal,
interest, fees or premium on any of the Obligations when due;

                           (b) any representation or warranty made or deemed
made by either Borrower or any Subsidiary in this Agreement, any of the other Loan Documents, any financial statement, or any certificate furnished by such Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                           (c) any default shall occur in the observance or
performance of any of the covenants and agreements contained in this Agreement, the other Loan Documents, or any other agreement entered into at any time to which either Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                           (d) either Borrower or any Subsidiary shall: (i) file
a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                           (e) an involuntary petition shall be filed or an
action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of either Borrower's or any Subsidiary's debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

                           (f) a receiver, assignee, liquidator, sequestrator,
custodian, trustee or similar officer for either Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of either Borrower or any Subsidiary;

                           (g) a Borrower or any Subsidiary shall file a
certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                           (h) all or any part of the Property of either
Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of either Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                           (i) the Fraud Guaranty shall be terminated, revoked
or declared void or invalid;

                           (j) one or more final judgments for the payment of
money aggregating in excess of $50,000 (whether or not covered by insurance) shall be rendered against either Borrower or any Subsidiary and such Borrower or Subsidiary shall fail to discharge the same within thirty (30) days after the date of notice of entry thereof or to appeal therefrom;

                           (k) any fraud, loss, theft, damage or destruction of
any item or items of Collateral occurs which materially and adversely affects the operation of either Borrower's business;

                           (l) any event or condition shall occur or exist with
respect to a Plan that could, in the Lender's reasonable judgment, subject a Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of such Borrower; and

                           (m) the Links Court Loans have been repaid in
violation of Section 10.20 and Section 8.3(h);

                           (n) any Intraday Overdraft has not been repaid by the
end of the Business Day on which it is incurred, as provided in Section 4.1(a);

                           (o) there occurs any material adverse change in
either Borrower's Property, business, operations, or condition (financial or otherwise); and

                           (p) the Lender deems itself insecure for any reason,
including without limitation a reduction by the Borrowers in the outstanding principal amount of the Links Court Loans, whether or not such reduction results from Borrowers' compliance with the express terms thereof.

         13.      REMEDIES.

                  (a) If an Event of Default exists, the Lender may, without notice to or demand on either Borrower, do one or more of the following at any time or times and in any order: (i) reduce such Borrower's Maximum Uncollected Amount or the Daily Limit or one or more of the elements thereof; (ii) restrict the amount of or refuse to make or permit Drawings and Intraday Overdrafts;
(iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in SECTIONS 12.1(D). 12.1(E), 12.1(F), OR 12.1(G), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on either Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or either Borrower shall, upon the Lender's demand, at such Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to such Borrower's address specified in or pursuant to
SECTION 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to either Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, either Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to such Borrower or such other Person as shall be legally entitled thereto and such Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, each Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

                  (d) If the Lender terminates this Agreement upon an Event of Default, the Borrowers shall forthwith issue and deliver to the Lender, immediately upon termination, any Warrants to which the Lender is entitled.

         14. TERM AND TERMINATION. This Agreement shall expire on the Stated Termination Date unless earlier terminated as provided in this Section. The Lender may also terminate this Agreement without notice upon an Event of Default. In addition, the Lender may terminate this Agreement at any time that it reasonably deems itself insecure. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all of its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

         15.      MISCELLANEOUS.

                  15.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against either Borrower to collect the Obligations without any prior recourse to the Collateral. If this Agreement shall differ in terms with any other agreement or obligation or the terms of any of the Obligations, that which gives the Lender the greater right, as determined by the Lender, shall prevail.

                  15.2 NO IMPLIED WAIVERS. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

                  15.3 SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

                  15.4 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER; WAIVERS.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  (b) SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, THE BORROWERS AND THE LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SITTING IN THE CITY AND COUNTY OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE LENDER AND EITHER BORROWER OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT THE LENDER'S OPTION, BY SERVICE UPON THE BORROWER OR ITS ATTORNEY, AT THEIR RESPECTIVE NOTICE ADDRESSES SET FORTH IN SECTION 15.8, WHICH EACH BORROWER IRREVOCABLY APPOINTS AS SUCH BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF

NEW YORK. IN ADDITION, THE LENDER AGREES PROMPTLY TO FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO EITHER BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                  (d) THE BORROWERS AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED, IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS AND THE LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) NOTHING IN THIS SECTION 15.4 SHALL AFFECT THE RIGHTS OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHTS OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  (f) EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 15.4 ANY SPECIAL,

EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  15.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of each Borrower contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

                  15.6 OTHER SECURITY AND GUARANTIES. The Lender may, without notice or demand and without affecting either Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  15.7 FEES AND EXPENSES. The Borrowers shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) Taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of either Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $750 per day for each auditor employed by the Lender for inspections of the Collateral and the Borrowers' operations; (g) costs and expenses of forwarding, collecting and insuring Items and other payments, and establishing and maintaining payment accounts and lock boxes; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the GCC Account and shall be deemed part of the Obligations.

         15.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecom munications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Lender:

                  Morris A. Weiss, Senior Vice President
                  Sterling National Bank
                  500 7th Ave.
                  New York, New York 10017
                   and
                  Jerrold Gilbert, General Counsel
                  Sterling National Bank
                  430 Park Avenue
                  New York, New York 10022


                  If to Borrowers:

                  Mr. Gerald Nimberg, President
                  General Credit Corporation
                  370 Lexington Avenue
                  New York, New York 10017
                   and
                  Mr. Irwin Zellermaier, Chairman & CEO
                  G.S. Capital Corporation
                  370 Lexington Avenue
                  New York, New York 10017

                  or to such other address as each party may designate for itself by like notice.

                  15.9 INDEMNIFICATION. EACH BORROWER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD THE LENDER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL



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



REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATIONS, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT BORROWERS SHALL NOT INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against either Borrower, or by either Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this SECTION 15.9 may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

                  15.10 WAIVER OF NOTICES. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on either Borrower which the Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

                  15.11 BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by either Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

                  15.12 MODIFICATION. This Agreement is intended by each Borrower and the Lender to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by all the Borrowers and a duly authorized officer of the Lender.



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



                  15.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  15.14 CAPTIONS. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  15.15 RIGHT OF SET-OFF. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the maximum extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of either Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify such Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding the foregoing, the Lender hereby agrees not to exercise its right of set-off against the GSC Account, provided that, if the opening Current Balance in the GCC Account on any Business Day should be less than zero, then Lender shall be entitled to exercise its right of set-off against the GSC Account, but only to the extent of Items deposited in the GSC Account on the previous Business Day.

                  15.16 PARTICIPATING LENDER'S SECURITY INTERESTS. The Lender may, without notice to or consent by the Borrowers, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrowers' knowledge participate with the Lender in the Loans, each Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrowers in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

                  15.17 JOINT AND SEVERAL LIABILITY. The liability of the Borrowers for all of the Obligations shall be joint and several regardless of which Borrower actually receives loans or other extensions of credit hereunder or the amount of such loans received or the manner in which Lender accounts for such loans or other extensions of credit or on its books and records. Each Borrower's Obligations with respect to Drawings and Intraday Overdrafts and related fees, costs and expenses, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Drawings and Intraday Overdrafts made hereunder together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are primary obligations of each Borrower.

                  Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective



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of (i) the validity of enforceability, avoidance or subordination of the
Obligations of the other Borrowers or of any promissory note or other document evidencing all of any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from any of the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Lenders' election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or
(viii) any other circumstance which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers.

                  Each Borrower hereby irrevocably agrees that it will not bring any "claims" (as defined in Section 101(5) of the Bankruptcy Code) against any other Borrower to which such Borrower is or would at any time be otherwise entitled by virtue of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or other similar right against such other Borrowers, until such time as all of the Obligations have been satisfied in full and this Agreement shall have terminated in accordance with its terms.

                  Upon any Event of Default, the Lender may, at its sole election, proceed directly and at once, without notice, against either Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that neither the Lender shall not be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       GENERAL CREDIT CORPORATION



                                       By: /s/ Irwin Zellermaier
                                           ------------------------------------
                                               Irwin Zellermaier
                                       Title:  Chairman and CEO



                                       GENERAL CREDIT CORPORATION



                                       By: /s/ Gerald Nimberg
                                           ------------------------------------
                                               Gerald Nimberg
                                       Title:  President



                                       G.S. CAPITAL CORPORATION



                                       By: /s/ Irwin Zellermaier
                                           ------------------------------------
                                               Irwin Zellermaier
                                       Title:  Chairman and CEO



                                       G.S. CAPITAL CORPORATION



                                       By: /s/ Gerald Nimberg
                                           ------------------------------------
                                               Gerald Nimberg
                                       Title:  President



                                       STERLING NATIONAL BANK



                                       By: /s/ Edward Lieberstein
                                           ------------------------------------
                                       Title: Executive Vice President



                                       STERLING NATIONAL BANK



                                       By: /s/ Morris Weiss
                                           ------------------------------------
                                               Morris Weiss
                                       Title: Senior Vice President

                                LIST OF EXHIBITS



Exhibit A             Repayment Schedule for Links Court Loans

Exhibit B             Double Endorsement Agreements

Exhibit C             Retainer Letter dated May 22, 1998, Rogers & Wells

Exhibit D             Locations of Collateral (Section 7.3)

Exhibit E             Corporate Qualifications, Subsidiaries of Borrowers
                      (Sections 9.3, 9.5)